EXHIBIT 23.1

ESPEY MFG. & ELECTRONICS CORP.

Consent of Freed Maxick CPAs, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Espey Mfg. & Electronics Corp.

Saratoga Springs, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148678 and 333-221891) pertaining to the 2007 and 2017 Stock Option Plans of Espey Mfg. & Electronics Corp. of our report dated September 22, 2022, with respect to the financial statements of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2022, filed with the Securities and Exchange Commission

/s/Freed Maxick CPAs, P.C.

Buffalo, New York

September 22, 2022

36